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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 23, 1999


                           INTERNATIONAL MICROCOMPUTER
                                 SOFTWARE, INC.
             (Exact name of Registrant as specified in its Charter)



              CALIFORNIA             0-15949            94-2862863
            (State or other        Commission        (I.R.S. Employer
            jurisdiction of         File No.        Identification No.)
           incorporation or
             organization)

  75 ROWLAND WAY, NOVATO, CALIFORNIA                      94945
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  (415) 878-4200
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ITEM 5. OTHER EVENTS

On March 23, 1999, International Microcomputer Software, Inc. ("IMSI") announced that it had completed a $5 million private placement of common stock, with a fund managed by Heights Capital Management. IMSI sold an aggregate of 437,637 shares of common stock at a price of $11.43 per share. The number of shares is subject to possible adjustment upon the occurrence of certain events, as described in greater detail in the Securities Purchase Agreement attached to this Report as an exhibit. In addition, the investor received warrants to purchase an additional 131,291 shares of common stock at an exercise price of $14.85 per share, and has an option to purchase up to an additional $3 million of common stock within 18 months from the closing date, based on prices determined as set forth in the Securities Purchase Agreement. The Securities Purchase Agreement provides that IMSI will file a registration statement covering the possible resale of the common stock. Included in the terms of the agreement are various other provisions and possible adjustments, including a reset of the common stock price (and possible adjustment of the number of shares of common stock issued) upon the occurrence of certain events, including the share price at the time the registration statement is declared effective.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  LISTING OF EXHIBITS


Exhibit
Number        Description
--------      -----------
4.1           Securities Purchase Agreement dated March 3, 1999, between IMSI and Capital Ventures International.

99.1          Press release of IMSI dated March 23, 1999.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 23, 1999

                                      INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

                                      By:
                                          --------------------------------------


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                                  EXHIBIT INDEX

Exhibit
Number        Description
--------      -----------
4.1           Securities Purchase Agreement dated March 3, 1999, between IMSI and Capital Ventures International.

99.1          Press release of IMSI dated March 23, 1999.


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